UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 12, 2006 (December 6, 2006)

Glimcher Realty Trust
(Exact name of Registrant as specified in its Charter)

Maryland	001-12482	31-1390518
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Gay Street, Columbus, Ohio	43215
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (614) 621-9000

N/A
(Former name or former address, if changed since last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Amendment of a Material Definitive Agreement.

On December 6, 2006 (the “Effective Date”), Kierland Crossing, LLC (“Kierland”) and Sucia Scottsdale, LLC (“Sucia”) executed the First Amended and Restated Ground Lease (the “Amended Lease”) in connection with the funding of initial capital contributions to Kierland by its members. Kierland is an affiliate of Glimcher Realty Trust (the “Registrant”) and the operating company for the joint venture between Glimcher Properties Limited Partnership (“GPLP”) and the Wolff Company, an Arizona based real estate development firm (“Wolff”). The purpose of the venture is to build the Scottsdale Crossing development, an approximately 650,000 square foot premium retail and office complex to be developed in Scottsdale, AZ (the “Development”). GPLP is an affiliate of the Registrant and Sucia is an affiliate of Wolff. The Amended Lease supersedes and replaces in its entirety the ground lease executed by Kierland and Sucia and disclosed by the Registrant in a Current Report on Form 8-K filed with the Securities and Exchange Commission on May 22, 2006 (the “Ground Lease”). The Amended Lease has substantially the same terms as the Ground Lease, except that the Amended Lease amends: (i) the terms governing Kierland’s payment of base rent under the Amended Lease for the first forty-seven months of the Amended Lease’s initial 99-year term (with base rent for the initial month being paid by Kierland to Sucia on the Effective Date as part of the closing of the aforementioned funding) and (ii) the terms governing the expiration of the letter of credit that Kierland has provided Sucia. These amended terms are summarized below:

•
On the Effective Date, Kierland, the tenant under the Amended Lease, provided Sucia, the landlord under the Amended Lease, a security deposit consisting of a portfolio of government securities, as defined in Section 2(a)(16) of the Investment Company Act of 1940, as amended, with a value of approximately $19,000,000 (the “Deposit’). The Deposit shall be used: i) to make base rent payments under the Amended Lease for the first forty-seven months of the Amended Lease’s initial term, ii) as security for Kierland’s performance under the Amended Lease, and iii) in the event of Kierland’s default, to pay base rent or additional rent under the Amended Lease for the first forty-seven months of the Amended Lease’s initial term as well as any other charges related to a Kierland default under the Amended Lease. After the first forty-seven months of the Amended Lease’s initial term, any remaining portion of the Deposit shall be returned to Kierland.

•
On the Effective Date, Kierland provided a letter of credit to Sucia in the amount of $20,000,000 to serve as security for Kierland’s construction of the Development. Under the Amended Lease, Kierland shall maintain the letter of credit until substantial completion of the construction of the Development. Substantial completion of the construction of the Development means commencement of the Development’s construction together with the completion of 424,034 square feet of floor area in the Development. Under the Amended Lease, commencement of the Development’s construction shall occur when:

(i)	all permits required to undertake demolition described in the Amended Lease have been issued;

(ii)	demolition described in the Amended Lease has been completed;

(iii)	Kierland has closed on one or more construction loans for the vertical construction of no less than 424,034 square feet of floor area at the Development;

(iv)
Kierland obtains building permits needed to complete 165,000 square feet of improvements at the Development and demonstrates that it has obtained or can obtain future issuances of building permits necessary to complete construction of no less than 424,034 square feet of floor area at the Development within sixty (60) months of the Effective Date; and

(v)	Kierland has completed no less than 10% of the total contemplated construction as to certain physical improvements at the Development.

Other than the transactions and relationships described herein, there is no other material relationship between the Registrant and its affiliates and Wolff and its affiliates. The Registrant incurred no material early termination penalties in connection with the amendment and replacement of the Ground Lease.

Item 1.02 Termination of a Material Definitive Agreement.

See discussion in Item 1.01 above.

Item 8.01 Other Events.

On the Effective Date, Glimcher Kierland Crossing, LLC (“Glimcher”) and WC Kierland Crossing , LLC (“WC”) each made an initial capital contribution to Kierland in the amount of $10,250,000. Glimcher is an affiliate of GPLP and WC is an affiliate of Wolff. Glimcher and WC are the only members of Kierland.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Glimcher Realty Trust (Registrant)

Date: December 12, 2006	/s/ George A. Schmidt
George A. Schmidt Executive Vice President, General Counsel & Secretary